U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 2, 2009

TRANSAX INTERNATIONAL LIMITED
__________________________________________________
(Exact Name of Small Business Issuer as Specified in its Charter)

COLORADO
________________________________________
(State or other Jurisdiction as Specified in Charter)

00-27845	84-1304106
(Commission file number)	(I.R.S. Employer Identification No.)

950 South Pine Island Rd
Suite A-150
Plantation, Florida 33324
_______________________________
(Address of Principal Executive Offices)

888.317.6984
____________________
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Requirement

Notice of Delisting

On November 24, 2009 Transax International Limited (“the Company”) received notice from the Financial Industry Regulatory Authority (“FINRA”) that its common stock may be removed from trading on the Over the Counter Bulletin Board (“OTCBB”) as early as opening of trade on December 3, 2009. The Company was informed that pursuant to FINRA Rule 6350(e) the Company had been delinquent in its reporting obligations for a third time in twenty four months, and therefore would be removed from the OTCBB at the open of trade on December 3, 2009.

The Company was delinquent in its third quarter 2009 financials (Form 10-Q) which was due by 5.30pm EST on November 23, 2009. The Company’s filing was accepted by the SEC on November 24, 2009. Although the Company is not delinquent in any of its filings, it remains subject to FINRA Rule 6530.

The Company was also late in filing of its 10-Q for June 2008 by 2.5 hours but was not aware that it was delinquent in its reporting obligations as it did not receive any notification from FINRA.

The Company was also notified that it was given up to 4.00pm EST on December 1, 2009 to appeal the FINRA decision. Based on a number of factors and the experience of many other companies in a similar situation, the Company has not appealed the decision of FINRA.

Accordingly, the Company’s securities will be removed from the OTCBB as of December 3, 2009. The Company’s stock will continue to be traded on the Over the Counter Pink Sheet Market and the Company’s ticker symbol will have the appended “E” removed.

The Company intends to remain fully reporting in accordance with the requirements of the United States Securities & Exchange Commission (SEC).

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

99 - Press Release, dated December 2, 2009

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Transax International Limited

Date: December 2, 2009	By:	/s/ Stephen Walters
Stephen Walters
President and Chief Executive Officer